UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 5, 2012

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-32085	36-4392754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois		60654
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 506-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 3.03 below is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

On May 5, 2012, the board of directors of Allscripts Healthcare Solutions, Inc. (the “Company”) adopted a stockholders rights plan and declared a dividend distribution of one right (each, a “Right”) for each outstanding share of the Company’s common stock to stockholders of record at the close of business on May 17, 2012. Each Right entitles its holder, under the circumstances described below, to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock of the Company at an exercise price of $45.00 per Right, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement, dated as of May 7, 2012 (the “Rights Agreement”), between the Company and Computershare Shareowner Services LLC, as rights agent.

Separation and Distribution of Rights; Exercisability. Initially, the Rights are associated with the Company’s common stock and evidenced by common stock certificates or, in the case of uncertificated shares of common stock, the book-entry records evidencing the common stock, and are transferable with and only with the underlying shares of common stock. Subject to certain exceptions, the Rights become exercisable and trade separately from the common stock only upon the “distribution date”, which occurs upon the earlier of:

•

the close of business on the tenth day following a public announcement (such date, a “stock acquisition date”) that a person or group of affiliated or associated persons at any time after the close of business on May 7, 2012 (the “measurement date”) has acquired, or obtained the right to acquire, beneficial ownership of 10% or more of the Company’s outstanding shares of common stock, including in the form of synthetic ownership through derivative positions (any such person or group of affiliated or associated persons being referred to herein as an “acquiring person”), or

•

the close of business on the tenth business day (or later date if determined by the Company’s board of directors prior to such time as any person or group becomes an acquiring person) following the commencement of a tender offer or exchange offer which, if consummated, would result in a person or group becoming an acquiring person.

An “acquiring person” does not include any person who, as of the measurement date, beneficially owns 10% or more of the outstanding shares of common stock immediately prior to the first public announcement of the Rights Agreement, unless such person, at any time after the measurement date, beneficially owns any shares of common stock (with certain exceptions) in addition to the shares of common stock beneficially owned by such person as of immediately prior to the first public announcement of the adoption of the Rights Agreement. In addition, if the Company’s board of directors determines in good faith that a person became an acquiring person inadvertently and such person divests as promptly as practicable a sufficient number of shares of common stock so that such person would no longer be an acquiring person, then such person will not be deemed to be an acquiring person.

The Rights are not exercisable until the distribution date and will expire at the close of business on May 6, 2013, unless earlier redeemed or exchanged by the Company as described below.

Flip-in Event. In the event that a person or group becomes an acquiring person (a “flip-in event”), each holder of a Right (other than any acquiring person and certain related parties, whose Rights automatically become null and void) will have the right to receive, upon exercise, common stock having a value equal to two times the exercise price of the Right. If an insufficient number of shares of common stock is available for issuance, then the Company’s Board of Directors would be required to substitute cash, property or other securities of the Company for the common stock. The Rights may not be exercised following a flip-in event while the Company has the ability to cause the Rights to be redeemed, as described below.

Flip-over Event. In the event (a “flip-over event”) that, at any time following the stock acquisition date:

•	the Company consolidates with, or merges with or into, any other entity and the Company is not the continuing or surviving corporation,

•

any entity engages in a share exchange with or consolidates with, or merges with or into, the Company and the Company is the continuing or surviving corporation and, in connection with such share exchange, consolidation or merger, all or part of the outstanding shares of common stock are changed into or exchanged for stock or other securities of any other entity or cash or any other property, or

•	the Company sells or otherwise transfers more than 50% of the Company’s and its subsidiaries (taken as a whole) assets, cash flow or earning power,

each holder of a Right (except Rights which previously have been voided as described above) will have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right.

Anti-dilution Adjustments. The exercise price payable, and the number of shares of preferred stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution:

•	in the event of a stock dividend on, or a subdivision, combination or reclassification of, the preferred stock,

•

if holders of the preferred stock are granted certain rights, options or warrants to subscribe for preferred stock or convertible securities at less than the current market price of the preferred stock, or

•

upon the distribution to holders of the preferred stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment in the exercise price will be required until cumulative adjustments amount to at least 1% of the exercise price. No fractional shares of preferred stock will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the preferred stock on the last trading day prior to the date of exercise.

Redemption; Exchange. In general, the Company may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (subject to adjustment and payable in cash, common stock or other consideration deemed appropriate by our board of directors) at any time until ten days following the stock acquisition date. Immediately upon the action of the board of directors authorizing any redemption, the Rights will terminate and the only right of the holders of Rights will be to receive the redemption price.

At any time after there is an acquiring person and prior to the acquisition by the acquiring person of 50% or more of the outstanding shares of common stock, we may exchange the Rights (other than Rights owned by the acquiring person which will have become void), in whole or in part, at an exchange ratio of one share of common stock, or one one-thousandth of a share of preferred stock (or of a share of a class or series of our preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

No Rights as Stockholder. Until a right is exercised, its holder will have no rights as a stockholder of the Company, including the right to vote or to receive dividends.

Amendment of the Rights Agreement. The Company and the rights agent may from time to time amend or supplement the Rights Agreement without the consent of the holders of the Rights. After the stock acquisition date, however, no amendment can materially adversely affect the interests of the holders of the Rights (other than the acquiring person or any affiliate or associate thereof).

The foregoing summary is qualified in its entirety by reference to the Rights Agreement, which is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

Item 8.01 Other Events.

On May 7, 2012, the Company issued a press release regarding the Rights Agreement. A copy of the press release is attached as Exhibit 99.1 hereto, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Rights Agreement, dated as of May 7, 2012, between Allscripts Healthcare Solutions, Inc. and Computershare Shareowner Services LLC, as rights agent, which includes the Form of Rights Certificate as Exhibit B thereto (incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form 8-A, filed on May 7, 2012)

99.1	Press Release dated May 7, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

Date: May 7, 2012	By:	/s/ William J. Davis
William J. Davis Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Rights Agreement, dated as of May 7, 2012, between Allscripts Healthcare Solutions, Inc. and Computershare Shareowner Services LLC, as rights agent, which includes the Form of Rights Certificate as Exhibit B thereto (incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form 8-A, filed on May 7, 2012)

99.1	Press Release dated May 7, 2012